UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2016

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2016, Ambac Financial Group, Inc. ("Ambac") issued a press release announcing that Mr. Nader Tavakoli has resigned as a director and as President and Chief Executive Officer of Ambac and its principal subsidiary, Ambac Assurance Corporation (“Ambac Assurance,” and together with Ambac, the “Company”), effective as of December 12, 2016, and that the term of his employment will end on December 31, 2016. The Board of Directors has named Mr. Claude LeBlanc as President and Chief Executive Officer of both Ambac and Ambac Assurance effective as of January 1, 2017. Mr. LeBlanc will also become a member of the Board of Directors of each of Ambac and Ambac Assurance on January 1, 2017.

A copy of the press release is filed herewith and attached hereto as Exhibit 99.1.
Mr. LeBlanc has over 25 years of experience in structured finance, debt and equity capital markets, business restructuring, and capital management. Mr. LeBlanc will depart as Chief Financial Officer and Chief Restructuring Officer of Syncora Holdings Ltd., effective December 31, 2016. In this role, which he has held since 2010, he actively led global remediation and asset recovery initiatives, evaluated strategic alternatives for the company, and oversaw all aspects of the finance function. He previously served as Special Advisor to Syncora’s Board of Directors beginning in 2008. As Special Advisor, he led the successful restructuring of the company during the 2008-2009 financial crisis. Mr. LeBlanc joined Syncora in 2006 as Executive Vice President and was responsible for all corporate development activities, strategic development, capital planning, and management of key bank and rating agency relationships.
Prior to joining Syncora, Mr. LeBlanc served as Senior Vice President of Corporate Development and Strategy and as a member of the executive management group for XL Capital Ltd. In this role, he led various global corporate development initiatives, oversaw and managed significant capital market transactions, and, reporting to the Chief Financial Officer and Chief of Staff, was responsible for global strategy development and capital management. Prior to joining XL Capital in 2002, he served as Chief Operating Officer and a member of the executive management team for Transworld Network International, a North American telecommunications group where he led corporate development, financial planning, and certain business operations. Mr. LeBlanc began his career in 1991 at PricewaterhouseCoopers and later served as Vice President of Financial Advisory Services in 1997 when he advised on mergers and acquisitions, corporate restructurings, and transaction advisory.
Mr. LeBlanc holds a BA in Economics from York University, a BComm from the University of Windsor and an MBA from the Schulich School of Business. He is a Chartered Accountant and Certified Public Accountant.
Ambac and Ambac Assurance have entered into an Employment Agreement (the “Agreement”) with Mr. LeBlanc. The Agreement has an initial term of one (1) year, beginning on January 1, 2017, and will automatically renew for successive one (1) year terms unless either party notifies the other that it does not wish to renew the Agreement at least 90 days before the end of the then-current term (the initial one year period of employment under the Agreement and any successor period is known as the “Employment Period”). Under the Agreement, Mr. LeBlanc is entitled to an annual base salary of no less than $900,000 (“Base Salary”) and, for each calendar year that ends during the Employment Period starting with the 2017 calendar year, he shall be eligible to receive an annual bonus pursuant to the Company’s annual bonus plan for senior executives, a portion of which, not to exceed 50%, may be awarded in the form of equity grants as determined in the discretion of the Compensation Committees of the Boards of Directors of Ambac and Ambac Assurance (together, the “Joint Compensation Committee”). The amount of any such annual bonus paid to Mr. LeBlanc during the Employment Period shall be based on the achievement of performance goals that are established by the Joint Compensation Committee. Mr. LeBlanc’s target annual bonus amount shall be 100% of Base Salary and his maximum annual bonus shall be 200% of Base Salary, as determined by the Joint Compensation Committee, in its discretion. In addition, Mr. LeBlanc will be eligible to participate in Ambac’s incentive compensation plan, or any successor or additional plan, subject to the terms of such plan, as determined by the Joint Compensation Committee, in its discretion. With respect to each calendar year that ends during the Employment Period starting with the 2017 calendar year, Mr. LeBlanc’s target annual long-term incentive (“LTI”) award amount shall be no less than 150% of Base Salary and Mr. LeBlanc’s maximum annual LTI award amount shall be 300% of Base Salary, as determined by the Joint Compensation Committee in its discretion.

During the Employment Period, Mr. LeBlanc shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time, that are generally made available to senior executives of the Company. Any compensation paid to Mr. LeBlanc pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by Mr. LeBlanc to the Company to the extent any such compensation paid to Mr. LeBlanc is, or in the future becomes, subject to (i) the Company’s Recoupment Policy as in effect from time to time, or (ii) any Federal or state law, rule or regulation which imposes mandatory recoupment. Mr. LeBlanc shall be required to hold shares of the Company’s common stock as set forth in, and subject to the terms of, Ambac’s Executive Stock Ownership and Retention Policy (“Stock Ownership Policy”) as in effect from time to time. The Stock Ownership Policy generally requires that Mr. LeBlanc hold shares of the Company’s common stock equal in value to six times his Base Salary.

If Mr. LeBlanc’s employment is terminated due to death or disability, he would receive (i) his base salary and any accrued benefits (as defined in the Agreement) through the date of termination, and (ii) an annual bonus for the year of termination, based on actual full-year performance (with any individual factor being rated at 100%), pro-rated to reflect the time of service for such year through the date of termination.

If Mr. LeBlanc’s employment is terminated by the Company for “cause” (as defined in the Agreement), or if he resigns without “good reason” (as defined in the Agreement), or his employment is terminated due to the non-renewal of the Agreement by Mr. LeBlanc, he would receive his base salary and any accrued benefits through the date of termination; provided that his accrued benefits shall not include any earned but unpaid annual bonus for the year preceding the year of termination unless otherwise determined by the Joint Compensation Committee.

If Mr. LeBlanc’s employment is terminated by the Company other than for “cause” or if he resigns for “good reason,” or his employment is terminated due to the non-renewal of the Agreement by the Company, Mr. LeBlanc would be entitled to (i) receive his base salary and any accrued benefits through the date of termination, (ii) receive a lump sum payment equal to two (2) times the sum of (a) one year’s Base Salary and (b) the amount of the annual target bonus for the calendar year in which the date of termination occurs (“Target Bonus”), and (iii) receive a lump sum payment equal to the Target Bonus pro-rated to reflect the time of service for such year through the date of termination, and (iv) for up to twelve (12) months following the date of termination, receive customary outplacement services provided to senior executives of the Company. To the extent that Mr. LeBlanc properly elects to continue health care coverage under COBRA, he and his eligible dependents would also continue to participate in the Company’s basic medical and life insurance programs for twelve months (subject to earlier discontinuation in certain circumstances). Furthermore, Mr. LeBlance shall receive twelve (12) months of vesting acceleration on all of his then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion in an amount determined by multiplying the total number of shares or units covered by the applicable award by a fraction where the numerator is the number of days that have elapsed from the most recent vesting date (or, if none, the grant date) and the denominator is the total number of days covered by the vesting schedule starting from the grant date and ending on the final scheduled vesting date, and, with respect to Mr. LeBlanc’s then-outstanding performance-based equity awards, Mr. LeBlanc shall be deemed to have satisfied the service-based component of such awards and shall be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect his actual service plus twelve (12) months during each performance period. If Mr. LeBlanc's employment is terminated by the Company other than for “cause” or if he resigns for “good reason,” in either case in contemplation of and no more than 120 days prior to, or within twelve (12) months following, a change in control (as defined in the Agreement), he would be entitled to receive the same compensation described above in this paragraph; provided, that with respect to all of Mr. LeBlanc’s outstanding equity awards, (x) all of the time-based equity awards shall become immediately vested and (y) with respect to the performance-based equity awards, Mr. LeBlanc shall be eligible to vest in each such award based on actual performance through the end of the applicable performance period.

Severance payments made to Mr. LeBlanc in connection with his termination of employment are subject to his delivery of a general release of claims and his material compliance with the restrictive covenants set forth in the Agreement. The Agreement contains restrictive covenants relating to the non-disclosure of confidential information, non-competition (which runs for 12 months following Mr. LeBlanc’s termination of employment), non-solicitation (or hiring) of employees (which runs for 12 months following Mr. LeBlanc’s termination of employment), mutual non-disparagement, and cooperation on certain matters (which runs for 60 months following Mr. LeBlanc’s termination of employment).
The preceding summary of the Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1, as though it were fully set forth herein.

On December 12, 2016, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Tavakoli. The principal terms of the Separation Agreement are summarized below. This summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Separation Agreement, Mr. Tavakoli will be entitled to receive (i) a lump sum gross payment of $3,000,000 in accordance with the terms of the Employment Agreement entered into between Ambac and Mr. Tavakoli as of January 4, 2016 (the “Tavakoli Employment Agreement”) for a termination by Ambac other than for “cause,” and (ii) a lump sum payment in the amount of $750,000. As a consequence of Mr. Tavakoli’s December 31, 2016 termination date, he will vest in the portion of the restricted stock units granted to him on January 4, 2016 that vest on December 31, 2016, subject to the terms of the Ambac’s 2013 Incentive Compensation Plan and the underlying restricted stock unit (“RSU”) Agreement dated as of January 4, 2016. Mr. Tavakoli’s resignation will be treated as removal from the Ambac Board without “cause” for purposes of determining the vesting of the option and the time based RSUs and associated dividend equivalents and the service requirement for performance based RSUs and associated dividend equivalents (collectively the option, time based RSUs, performance based RSUs and their respective dividend equivalents are the “2015 Grants”) pursuant to Section 5(b) of the Ambac Restricted Stock Unit and Stock Option Agreement dated as of March 31, 2015.

Pursuant to the Separation Agreement Mr. Tavakoli provided the Company with a general release of claims. Mr. Tavakoli will be subject to certain post-employment obligations set forth in the Tavakoli Employment Agreement, including, but not limited to, obligations related to confidentiality, non-disclosure, materials, non-solicitation, non-competition, compliance with Company policies, non-disparagement, publicity, cooperation and enforcement; provided, however, that the term of the cooperation covenant has been extended to a period of five years following his termination of employment. Pursuant to the Separation Agreement, Mr. Tavakoli will also be retained as a non-employee consultant to provide certain consulting services to the Company through December 31, 2017. Such services will include, but not be limited to, assisting in a smooth leadership transition, advising on asset or liability management issues, advising on issues arising with respect to the rehabilitation of the Segregated Account of Ambac Assurance, consulting on litigation, advising on operational matters, assisting with year-end financial reporting, and advising on other matters as may be reasonably requested by the Company from time to time.

Item 8.01. Other Events.
On December 12, 2016, Ambac issued a press release announcing, among other things, the management changes described above. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated as of December 8, 2016, by and among Ambac Financial Group, Inc., Ambac Assurance Corporation and Claude LeBlanc.
10.2	Separation Agreement and General Release dated as of December 12, 2016, by and among Ambac Financial Group, Inc. and Nader Tavakoli.
99.1	Press Release dated December 12, 2016.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	December 13, 2016	By:	/s/ William J. White
First Vice President, Secretary and Assistant General Counsel

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated as of December 8, 2016, by and among Ambac Financial Group, Inc., Ambac Assurance Corporation and Claude LeBlanc.
10.2	Separation Agreement and General Release dated as of December 12, 2016, by and among Ambac Financial Group, Inc. and Nader Tavakoli.
99.1	Press Release dated December 12, 2016.